Exhibit 10.20

Shanghai Pudong Development Bank
Short-term loan agreement

Short-term loan agreement

Contract No.: 7501200928228

To: Shanghai Pudong Development Bank Co., Ltd. Dalian Branch

Client: Dalian Chuming Meet factory Co.Ltd.

Application date: 07/16/2009

The Company hereby irrevocably applies for your bank running out of the following provisions of this Agreement to provide short-term working capital loans to the Company.

1. Main Article

2. Loan descriptions

Short-term loan type: A. stable Short-term loan Ｂ. Borrow and pay Short-term loan

Currency	Amount	Type	Date of withdrawal	Expire date	Interest rate	Interest knot method	Late penalty interest rate	Misappropriation of penalty rates
RMB	40,000.000	A	07/16/2007	07/16/2010	5.841%	8.76155%	11.682%	11.682%

Note: RMB interest rate is the annual interest rate, floating rate should be specified floating-cycle. Fixed-term maturity of short-term loans should fill in the expire date ,borrow and payback as needed short-term loans also need to fill in the expiration date which means the latest repayment date of the client

3. Warranty Description

Warrantor: Dalian Chuming Group Co. Ltd. Shi Huashan, Ma Fengqin

Type of warranty: Mortgage, guarantee

4. General Terms

Customer hereby confirm that have read and agree to the following general terms of the loan agreement.

1)
After financing bank sign this Agreement, except in accordance with the provisions of this Agreement, issued to the abhorrent practice of all loan applications, or financing Bank may at any time revoke the signing of this Agreement due to loan commitments made by.

2)	Interest payment, unless otherwise indicated, payment of interest under the agreement is accrued daily interest rates, loan clearing with the principal and interests.

3)
Document submittal, the customer ensures that withdrawals prior to the financing bank to submit the following documents or to meet the appropriate conditions, but financing bank has no obligation to review the authenticity of these documents.

a.	The latest corporate charter, a copy of business license of the customer

b.
The Board of Directors Resolution that authorized the client to sign this agreement and the related financing documents of subsidiary. (if the client’s company’s charter makes any restrict for the legal representative ‘s contracting authority )

c.	The authorization of the authorized representative from the customer and the specimen signature of the authorized representative.

d.	The valid agreement with the signature of the client.

e.	The withdrawal date that the customer designate is the business day of the financing bank

4)
If the appointed withdrawal date or repayment date is not a business day of the financing bank, the appointed withdrawal date or the repayment date shall be postponed to the next business day of the financing bank, interests should be played during the extended repayment period.

5)
Prepayment and early maturity, Borrow and payback as needed short-term loan, customers can perform prepayment  at any time before the expire date, for fixed-term financing of short-term loans,  except the financing bank inform the customer the early maturity of the loan, In case of the early repayment of the customer, customer should be approved by the written consent of the financing bank in advance and full compensation of any costs and losses which the financing banks have taken place because of the early repayment.

6)
Taxes Unless required by law to repay the loan that the client must deduct the relevant taxes, otherwise the client’s repayment under this agreement shall be paid in full without any deduction. If the client must follow the provisions of the law relating to tax deduction, the client should provide the financing bank to pay the extra money, so the received amount of the financing bank equal to the amount that the financing bank should be subjected without any deduction.

7)
Statements and Guarantee The Statements and guarantee of the client as below, and The statement and guarantee to every time as if the financing bank in accordance with the provisions of this Agreement to provide customers with the financing, made by the client to repeat.

a. Client-company incorporated under the laws of Chin and any of its shareholders, affiliated companies are not involved in any liquidation, bankruptcy, reorganization, annexation, merger, separation, reorganization, dissolution, closure, closures, or similar proceedings, nor any possible legal situation led to the design of such a,(not include Hong Kong , Macao, Taiwan ) ,etc. Entitled to sign the agreement and to any document which and to any document, and has taken any necessary corporate behavior has led to this agreement to this agreement and any documents related to the legal, valid and enforceable.

b. Client to sign this agreement and to fulfill its obligations under this agreement, neither it has signed and will not violate any other contract or document, the company charter, any applicable law, regulation or executive order, the documents of any authority department, judgments, decisions or commitments with the client to any other obligations or arrangement inconsistent.

c. Client and any of its shareholders, affiliated companies are not involved in any liquidation, bankruptcy, reorganization, annexation, merger, separation, reorganization, dissolution, closure, closures, or similar proceedings, nor any possible legal situation led to the design etc.

d. Client are not likely to be involved in any significant adverse impacts of economic, civil, criminal, administrative proceedings or similar proceedings, nor may lead to their involvement in the event of any such proceedings or similar proceedings.

e. Client’s legal representative, directors, supervisors or other senior management personnel, as well as client of any significant asset is not involved in any enforcement, seizure, seizure, freezing, retention, regulatory measures, has not issued any such measures could lead to the design of the case.

f. Client with the guarantee of showing all financial statements( if any) issued in line with Chinese law, statements give a true and complete and fairly reflected its financial condition; client in the process of signing and performance of this agreement to the financing provided by financing bank, including their own, guarantors, and all other information, documents, information fliers about the real, effective, accurate and complete without any concealment or omission;

g. Client in business activities in strict compliance with laws and regulations, in strict accordance with client’s business licenses or legally required to carry out the approved business scope of the operations, suggesting that the annual inspection procedures for registration.

H Client to ensure there is no performance on the client’s ability to cause or threaten to cause significant adverse effects in other circumstances or events.

8. Commitment issues, client’s commitment issues as below:

a. Client should strictly abide by and fulfill the various obligations under the agreement.

b. Client shall be in accordance with the provisions of this agreement, to repay principal and interest payments and to pay related financing costs; client should apply for, obtain and comply with the applicable law all the required approval, authorization, registration, licensing, and to maintain its effectiveness, to enable it to legally signed and the implementation of this Agreement and in any document related to this Agreement, the obligations under; if the financing banks require, the customer should immediately provide the relevant proof.

c. After learning the company will involvement in anything that might have significant adverse impact on their economic, civil, criminal, administrative proceedings or similar proceedings from the date of five business days, or informed of any important assets are designed to contain any execution, attachment, seizure freezing, retention and supervision from the date of the first five business days written notice to the financing bank and details the impacts and the remedial measures has been taken.

d. Without the written consent of the financing bank, client shall not be liquidated except a third party amount of any liabilities or performance of any warranty liability.

e. Without the writing consent of the financing back, any large amount of liabilities or contingent liabilities, or any other debt program, or any priority guarantee for  the client itself or the third party, from the date that the agreement signed until all the debt has been paid off , without the writing consent of the financing bank the client will not:

 a) liquidation, reorganization, bankruptcy, merged, merger, separation, reorganization, dissolution, closure, closures, or similar legal process

b) Except routine business needs, sell, lease, gift, transfer or in any other way dispose of any of its key asset.

c) Any deterioration of shareholding structure

d) Signing the significant adverse impact contract / agreement for the client or commitment to the obligation.

f) Security under this Agreement in the event of a particular situation or a specific change occurs, the customer shall be in accordance with the requirements of financing bank to provide timely recognition of other security, or a specific change in the particular circumstances, including but not limited to, the guarantor discontinued, go out of business, dissolution, suspension of business consolidation, business license has been suspended or revoked, the application or application for reorganization, bankruptcy, business or financial condition are significant changes in the design of major litigation or arbitration cases, legal representative, directors, supervisors, key management personnel involved in the case , reduce of the guarantee, collateral or other property seized to take protective measures, in the guarantee under the contract and demand the lifting of a security breach contracts, etc.

7)

8）？

9）Costs and expenses Any financing bank’s document related to this agreement, the amendment, signed, enforcement, justice, registration fee, as long as the requirement of the financing bank, client shall compensate the bank immediately. Unless otherwise of the law that the financing bank shall pay the tax, client shall agree with the agreement and the stamp duty and other taxes documents of any document.

10) Penalty, for customers of any outstanding amounts that due and payable, the amount due from that date until the actual date of payment only, the client should be based on outstanding amounts (including unpaid interest) on a daily basis be paid to the financing of penalty, interest rates, penalty (including the diversion of penalty, if any) every month and compounded on a monthly basis method

11) Authorize repayment and offset the client hereby authorizes the Financing Bank in any account of the payments (regardless of currency) directly for the payment of the debt, this would like to authorize undergraduate revoked, involving the exchange rate conversion, from the financing bank to make their own determination of the exchange rate conversion, exchange rate risk borne by the client.

12）Proof of debt, financing banks will follow its normal business operations guidelines, in its accounting books to maintain a set of this Agreement involved in business activities related to accounting records and documents. In addition to obvious errors, the customer admitted that the accounting records and documents relating to the chance the customer a valid evidence of debt.

13）The transfer, the customer shall not transfer any rights or obligations under the agreement. Financing bank may transfer  its rights or obligations assigned to third parties at anytime under the agreement and may disclose any information that related to the agreement, including customer-oriented purpose of the agreement of the guarantor to the financing of any information provided by bank

14）Information disclosure, customer agrees:: Except the permitted disclosure under Article 13, t any information related to this agreement, financing, banks may also disclose to their headquarters, branches, affiliates and staff employed by these agencies. At the same time, the financing bank under any law, regulatory requirements and regulatory part of government agencies or by the Judiciary’s request for disclosure,  also allowed to the disclosure of belonging.

15）Breach of contract, any breach of representations and warranties or representations and warranties have been proven to be incorrect, inaccurate, or there are any omissions or misleading or have been contrary to type and / or Customer’s breach or default of this Agreement of any security documentation requirements, etc., constitute the customer’s breach of this Agreement, financing banks have authority to declare the loan due in advance, and require customers to compensation for the financing banks, including all losses, including legal fees

16）Group’s customers special agreement, such as customer-group customers in this Agreement, the Customer agrees that, (a) Customer shall promptly report the actual recipient of over 10% of related party transactions, including: a transaction associated with the relationship between the parties; b trading projects and nature of the transaction; c transaction amount and the corresponding ratio; d pricing policies (including those with no amount or only nominal amounts of transactions); (2) the actual recipient of the following circumstances, is for customers in default under this Agreement , financing Bank is entitled to unilaterally decided to cancel unused credit client, and has been used to recover part or entire of the credit or require client for an additional 100% margin: a. Providing false materials, or hiding important financial facts; b To arbitrarily change the original purpose of credit without the financing bank agreed , misappropriation of credit or credit with the bank engaged in illegal, illegal transactions; c Use and the false contracts between related parties, to the actual transaction without the background notes receivable, accounts receivable and other debt to the bank discount or pledge, obtain bank funds or credit; d Refusing to accept the financing banks credit funds and financial activities related to operations of supervision and inspection; e Significant mergers, acquisitions, restructuring and other conditions that may affect the financing of bank credit safety; f through related party transactions, potential evasion of bank claims.

17）Other terms

18）Applicable law and jurisdiction This Agreement applies to China (excluding Hong Kong and Macao Special Administrative Region and Taiwan) in accordance with its interpretation of the law. With any dispute related to this Agreement, financing, People’s Bank of China has a non-exclusive jurisdiction.

19）Litigation service client confirm that any litigation under the agreement. Subpoena  during the process, as long as the notification of judicial documents sent to the address listed at the beginning of this agreement shall be deemed to be served, the changes of the address , will not be effective without the advanced notice to the financing bank

20 Severability of the terms Any provision of this agreement invalid, illegal or unenforceable will not affect other provisions ,validity, legality and enforceability of this agreement.

21）During the term of the agreement, any breach or other acts of grace or delay action by the financing bank, the damage can not affect or limit the rights and financing bank pursuant to law or this agreement Also can not serve as the financing banks to conduct client recognition breach of this agreement, can not be treated as a finance bank to give up on the client’s existing or future violations of the right to take action

22）Financing amount of protocol conformance, financing and amount of the agreement (if any, including its making is not a valid definition) inconsistent with the provisions of this Agreement, and to the provisions of this Agreement shall prevail

23） Signing of this agreement, in quadruplicate, a customer executive, financing bank executive a copy of official seals by the parties by the legal representative of the parties / responsible person or authorized agent, after the signature or seal from the date of the application.